As filed with the Securities and Exchange Commission on June 25, 2018

Registration No. 333-219718

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State of Incorporation)	04-2726691 (I.R.S. Employer Identification Number)

830 Winter Street

Waltham, Massachusetts 02451

(781) 895-0600

(Address of Principal Executive Offices)

IMMUNOGEN, INC.
2016 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Craig Barrows

Executive Vice President, General Counsel and Secretary
ImmunoGen, Inc.
830 Winter Street
Waltham, Massachusetts 02451
(781) 895-0600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ImmunoGen, Inc. (the “Company”) is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the Registration Statement on Form S-8 (File No. 333-219718), filed with the Securities and Exchange Commission on August 4, 2017 by the Company (the “Registration Statement”) with respect to shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), thereby registered for issuance under the Company’s 2016 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2016 Plan”).  An aggregate of 2,594,909 shares of Common Stock were registered for issuance under the 2016 Plan pursuant to the Registration Statement.

On June 20, 2018, the Company’s shareholders approved the Company’s 2018 Employee, Director and Consultant Equity Incentive Plan (the “2018 Plan”), which replaced the 2016 Plan.  Following the approval of the 2018 Plan, no future awards were allowed to be made under the 2016 Plan after June 20, 2018.  As of the close of business on June 20, 2018, 667,305 shares of Common Stock were reserved and available for issuance under future awards under the 2016 Plan.  Accordingly, 667,305 shares are hereby deregistered.

ITEM 8.  EXHIBITS.

Exhibit	Description

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney of Stuart A. Arbuckle.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts on this 25th day of June, 2018.

IMMUNOGEN, INC.

By:	/s/ Mark J. Enyedy
Mark J. Enyedy
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Enyedy	President, Chief Executive Officer and Director (Principal	June , 2018
Mark J. Enyedy	Executive Officer)

/s/ David B. Johnston	Executive Vice President, Chief Financial Officer, and Treasurer	June , 2018
David B. Johnston	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	June , 2018
Stephen C. McCluski

*	Director	June , 2018
Stuart A. Arbuckle

*	Director	June , 2018
Mark Goldberg

*	Director	June , 2018
Dean J. Mitchell

*	Director	June , 2018
Kristine Peterson

*	Director	June , 2018
Richard J. Wallace

* By:	/s/ David B. Johnston
David B. Johnston
(Attorney-in-fact)